SCHEDULE 14C INFORMATION

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COMPETITIVE COMPANIES, INC.

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COMPETITIVE COMPANIES, INC.

19206 Huebner Road, Suite 202

San Antonio, Texas 78258

NOTICE OF ACTION TO BE TAKEN BY

THE SHAREHOLDERS

December 9, 2016

To The Shareholders of Competitive Companies, Inc.

William H. Gray, an individual and the chief executive officer of Competitive Companies, Inc., a Nevada corporation (also referred to as "we," "us," "our," "CCI" and the "Company"), is entitled to vote a total of 1,740,000 shares of our common stock and all 100,000 shares of our issued and outstanding Series D Preferred Stock (with 51% of the votes), or approximately 51.26% of the total votes of our issued and outstanding voting stock, Tina Bagley, an individual and an employee of a subsidiary of the Company, is entitled to vote a total of 3,830,606 shares of our common stock, or approximately 0.56% of the total votes of our issued and outstanding voting stock, and Angus Davis, an individual and an officer and director of the Company, is entitled to vote a total of 3,316,342 shares of our common stock, or approximately 0.49% of the total votes of our issued and outstanding voting stock (collectively, the "Majority Shareholders").  The Majority Shareholders intend to adopt a resolution by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Nevada to authorize a spin-off of our subsidiary, Wytec International, Inc. ("Wytec"), by distributing to the holders of our common stock, on a pro rata basis, all of the outstanding shares of Wytec common stock and Wytec common stock purchase warrants owned by the Company.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the CCI shareholder authorization for the distribution of Wytec shares and warrants to our stockholders will be deemed effective on a date that is expected to be on or after January 7, 2017, and is required to be at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about December 27, 2016.  The actual distribution of the Wytec shares and warrants to our shareholders will not occur until after Wytec's Registration Statement on Form S-1 for the spin-off is reviewed and declared effective by the Securities and Exchange Commission.

William H. Gray, Chief Executive Officer

___________

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

___________

COMPETITIVE COMPANIES, INC.

19206 Huebner Road, Suite 202

San Antonio, Texas 78258

DECEMBER 9, 2016

SHAREHOLDERS ACTION

The Majority Shareholders submitted their consent to the shareholder resolutions described in this Information Statement on or about October 26, 2016 to be effective upon satisfaction by Competitive Companies, Inc. of all applicable filing and notification requirements of the Securities and Exchange Commission.  As of October 26, 2016, the Majority Shareholders are entitled to vote of record a total of 8,886,948 shares of our common stock, par value $0.001 per share, and 100,000 shares of our Series D Preferred Stock, par value $0.001 per share (with approximately 51% of the total outstanding votes), or approximately 52.31% of the total votes of the issued and outstanding voting stock of Competitive Companies, Inc.  The remaining outstanding shares of our common stock are held of record by approximately 478 other shareholders, not including shares held in "street name" in brokerage accounts which is unknown.

The Majority Shareholders are William H. Gray, our chairman and chief executive officer, Angus Davis, an officer and director of the Company, and Tina Bagley, an employee of a subsidiary of the Company.

Holders of the common stock of record as of December 12, 2016 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than those of the Majority Shareholders are required to be submitted in order for the resolution to be adopted.

We are not soliciting consents or proxies and shareholders have no obligation to submit either of them.  Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted.  The Majority Shareholders have consented to all of the shareholder resolutions described in this Information Statement.  Other shareholders who desire to submit their consents must do so by January 17, 2017 and once submitted will not be revocable.  The affirmative vote of the holders of a majority of the outstanding preferred and common voting stock of Competitive Companies, Inc. on a combined basis voting as a single class is required to adopt the resolutions described in this Information Statement.  Nevada law does not require that the proposed transactions be approved by a majority of the disinterested shareholders.  A total of approximately 332,752,068 shares of common stock will be entitled to vote on our proposed transactions described in this Information Statement.

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

THE COMPANY AND THE TRANSACTION

Proposed Shareholder Action

Our executive offices are located at 19206 Huebner Road, Suite 202, San Antonio, Texas 78258, and our telephone number is (210) 233-8980.  As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, we propose to distribute to our stockholders (the "Spin-Off" or the "Distribution") (i) all the shares of common stock, par value $0.001 per share (the "Common Stock"), of Wytec International, Inc. ("Wytec") owned by us, and (ii) all of the common stock purchase warrants (the "Warrants") of Wytec owned by us immediately prior to the Spin-Off.  Immediately prior to the time of the Distribution, we will hold 95% of the outstanding shares of Common Stock and approximately 25% of the outstanding warrants of Wytec.  Immediately following the Spin-Off, Wytec's businesses, assets and liabilities will consist of ownership of Capaciti Networks, Inc., a marketing and sales firm, ownership of the WyQuote system, ownership of five patents and one patent application pending for the LPN-16 technology, as well as ownership of three built wireless "diamond ring" back haul transmission networks in Columbus, Ohio, San Antonio, Texas, and Denver, Colorado, with an inventory of related equipment.  We will retain the remainder of our businesses, assets, and liabilities held by us at the time of the Spin-Off, including our Wireless Wisconsin, LLC, ICM, Inc. and ICM, LLC wholly owned subsidiaries.  After the Spin-Off, it is expected that Wytec will focus on urban and suburban markets (i.e. generally with populations exceeding 250,000) in the United States and eventually in other countries, in which to sell internet Wi-Fi access services primarily to small and medium size enterprises using the WyQuote system, while the Company will address rural and semi-rural markets using Wytec's WyQuote system in its marketing and service campaigns.  We expect to license the WyQuote system for our markets from Wytec after the Spin-Off on a royalty-free, worldwide basis, renewable annually.  The Company also plans to eventually provide financing for customers of CCI and Wytec through ICM, LLC, to the extent that it raises sufficient capital for that purpose.  Wytec plans to continue building "diamond ring" backhaul transmission networks in major cities, and eventually deploying or otherwise commercializing its LPN-16 technology.

As a holder of our common stock, you will receive 0.0026 shares of Wytec Common Stock and two Warrants for every share of Wytec Common Stock you receive on the record date for the Spin-Off (the "Record Date"), which date will be determined by the board of directors of CCI.

The Securities and Exchange Commission ("SEC") has conditions that must be met when a parent is spinning off a subsidiary and not immediately registering the shares:

1.   The parent shareholders do not provide consideration for the spun-off shares;

2.   The spin-off is pro rata;

3.   The parent must provide adequate information to its shareholders and the trading markets;

4.   The parent has a valid business reason for the spin-off; and

5.   If the parent is spinning off restricted securities, the parent must have either: (i) held the restricted shares for two years or (ii) have formed the subsidiary, rather than having acquired it from a third-party.  (We formed Wytec several years ago.)

We plan to register the Common Stock, Warrants, and common stock underlying the Warrants on a Form S-1 Registration Statement prior to the Distribution.  Stockholders of CCI will receive book entry shares and Warrants and will be notified of such entry.  The shares of Wytec Common Stock and Warrants distributed will be registered, and therefore will be free trading (the Warrants themselves are not expected to trade), and will not have a Rule 144 restrictive transfer legend on them.

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

What do stockholders need to do to participate in the Spin-Off?

Nothing.  You are not required to take any action to receive Common Stock and Warrants in the Spin-Off, although we urge you to read this entire document carefully.  The Spin-Off has been approved by the Majority Shareholders and we are not soliciting consents or proxies.

Do I have to pay anything for the shares of Common Stock or Warrants?

No. You do not have to pay anything for the shares of Common Stock or Warrants you receive in the Distribution.  The Distribution is in effect a dividend of certain property owned by the Company to its stockholders.

Do I have to send in my Competitive Companies, Inc. stock certificate?

No. You do not have to do anything to receive the shares of Common Stock and Warrants.  If you are a Competitive Companies, Inc. stockholder as of the Record Date of the Distribution, you will automatically be credited with shares of Wytec International, Inc. Common Stock and Warrants.

How many shares of Common Stock and Warrants will I receive?

You will receive approximately 0.0026 shares of Wytec Common Stock for every share of Company common stock owned by you on the Record Date, and two Warrants for every share of Wytec Common Stock you receive on the Record Date, which date will be determined by the board of directors of CCI.

Will I get a stock certificate?

No. You will not automatically initially receive a paper certificate for your shares of Wytec Common Stock and Warrants.  Prior to the effective date of the Distribution, our transfer agent will create an account for each CCI stockholder.  On the effective date of the Distribution, which is expected to be on or within 20 days after the effective date of our planned Registration Statement on Form S-1 for the shares of Common Stock and shares underlying the Warrants, the transfer agent will credit the shares of Wytec Common Stock and Warrants issued to each registered stockholder to their respective accounts with the transfer agent.  This is called a "book-entry" system.  Stockholders of CCI will receive book entry shares of Common Stock and Warrants and will be notified of such entry.  The effectiveness of the planned Registration Statement on Form S-1 is subject to review by the Securities and Exchange Commission, and therefore the timing of its effectiveness is uncertain.

How will fractional shares be treated in the Distribution?

The transfer agent will round up fractional shares of the Common Stock in connection with the Spin-Off to the nearest whole number of shares of Common Stock.

If I sell my shares of CCI common stock on or before the Distribution Date, will I still be entitled to receive shares of the Common Stock and Warrants in the Distribution?

If you hold shares of CCI common stock on the Record Date and decide to sell them on or before the Distribution Date, you may choose to sell your CCI common stock with or without your entitlement to our Common Stock or Warrants.  You should discuss these alternatives with your bank, broker or other nominee.

Will my CCI common stock continue to be publicly traded?

Yes. The CCI common stock will continue to be traded on the OTC-Pink Sheets Market.

Will the shares of Common Stock I receive in the Distribution be publicly traded?

Yes, subject to approval of our trading symbol application by the Financial Industry Regulatory Authority (FINRA), to be filed after we file our Registration Statement for the Distribution with the SEC.  Wytec will file a Registration Statement on Form S-1 with the SEC to become a reporting company prior to the Distribution.  Wytec will also select a registered broker-dealer to sponsor its trading symbol application with FINRA.  Wytec will apply for a trading symbol for its Common Stock and Common Stock issuable upon the exercise of the Warrants, but not for the Warrants themselves.

RISK FACTORS RELATING TO THE DISTRIBUTION

Certain adverse tax consequences could arise by reason of the Distribution.  Management expects that the spin-off will be taxable to CCI, which we anticipate will be offset by our net operating loss carryforward.  We do not expect the spin-off to result in taxable income or gain to shareholders.  It is possible, however, that our stockholders could recognize a taxable gain from the Distribution on the difference between the fair market value of the Common Stock and Warrants of Wytec they receive, as reflected in our financial statements, and the stockholder's tax basis in CCI common stock.    It will be up to each stockholder to determine his (her) basis in his (her) CCI shares against the value of the shares of Common Stock and Warrants received.

General risks associated with the Distribution.  The Distribution is subject to other risks and uncertainties, including but not limited to (i) Wytec will have the added expense of being a separate public reporting company with the SEC, (ii) Wytec must have a sponsoring registered market maker that is a member of FINRA in order to apply for a trading symbol for its common stock, of which there is no assurance, (iii) FINRA must approve Wytec's application for a trading symbol for its common stock to trade on a public securities trading market, of which there is no assurance, (iv) even if Wytec's common stock is granted a trading symbol and approved for trading, there is no assurance that a liquid trading market for its common stock will develop or be sustained, (v) if a securities trading market develops for Wytec's common stock, there is no assurance that its stock price will not decline, (vi) there is no assurance that Wytec will become profitable as a separate entity, as it has not been profitable as a subsidiary of the Company since its inception, (vii) there is no assurance that Wytec or CCI will be able to continue to raise sufficient capital or financing to fund its business operations or that it will have sufficient funds for that purpose, (viii) Wytec's independent certified public accountants have given Wytec and CCI a going concern qualification to their audit reports, meaning there is no assurance that Wytec or CCI can sustain its operations financially over the next 12 months, (ix) there is no assurance that Wytec or CCI will successfully implement its business plan or perform as expected, (x) Wytec and CCI are subject to intense competition in the internet provisioning industry, (xi) Wytec's technology may not be proprietary, (xii) CCI shareholders will incur substantial dilution of their ownership of Wytec after the Distribution, (xiii) the SEC must review the Registration Statement before the Spin-Off can be effected, and therefore its effectiveness and the timing of the Distribution are uncertain, (xv) CCI and its shareholders may incur taxable income as a result of the Distribution, and (xvi) other risks inherent in a late development stage business.

Forward Looking Statements.  This Information Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Information Statement are forward-looking statements.  Words such as "believes, "projects "anticipates," "plans," "expects," "may," "will," "should," "intends," and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based on the Company's current beliefs and expectations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions affecting operations, results of operations, growth strategy, liquidity, and litigation, if any. Such risks which could impact the Company are included in the Company's filings with the SEC, including the Company's Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons that actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

APPROVAL BY THE BOARD OF DIRECTORS

Commencing in 2016, the Company's management has discussed with members of the Company's board of directors (the "Board") how to best allocate the Company's limited resources and focus management's efforts to finance and implement the business plan for Wytec International, Inc. ("Wytec").  After much consideration, particularly in view of the Company's limited capital to finance Wytec, the Board unanimously voted on October 26, 2016 to conduct the Spin-Off of Wytec based on the belief that Wytec will better be able to raise capital, attract investment and finance its operations as a separate entity.

EXPLANATION OF ACTIONS TO BE TAKEN FOR THE SPIN-OFF

The Board has adopted a resolution to Spin-Off its subsidiary, Wytec International, Inc.  Our Board considered the following potential benefits in deciding to pursue the Spin-Off:

  We believe the Spin-Off will enhance the ability of the Company and Wytec to focus on their respective strategies.

  Our near-term goals for our business include providing the rural and other smaller markets with carrier-class wireless Wi-Fi network service, which Wytec focuses on in the larger urban and suburban markets. Achieving these goals will likely require acquisitions or mergers funded, in part, with capital raises and strategic alliances with other companies.  Our business will be separate and distinct from Wytec's business and, accordingly, we believe that pursuing such growth opportunities will be greatly facilitated with a capital structure that is tailored for Wytec's needs, separate from those of the Company.

  The Spin-Off is expected to establish Wytec as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, thereby providing greater growth opportunities for us than our consolidated operation as a division of CCI.

Management believes that separation of the companies will benefit both companies' businesses and their stockholders.  Therefore, to focus and better implement these strategies, the Board unanimously approved the Spin-Off.

Record shareholders of the Company as of the Record Date will receive approximately 0.0026 shares of Wytec Common Stock for every share of Company common stock owned by them, and two Warrants for every share of Wytec Common Stock received by them on the Record Date, which date will be determined by the Board.  The Distribution will be based upon approximately 332,904,768 shares of the Company common stock that are issued and outstanding as of the Record Date.  The shares of Common Stock and Warrants will be distributed to the Company stockholders in book entry on or within 20 days after the effective date of our planned Registration Statement on Form S-1 for the shares of Wytec Common Stock and shares underlying the Warrants.

Record shareholders of CCI will not automatically receive a paper certificate for shares of Common Stock or for Warrants.  Prior to the effective date of the Distribution, our transfer agent will create an account for each CCI stockholder. On the effective date of the Distribution, the transfer agent will credit the shares of Common Stock and Warrants issued to each registered stockholder to his (her) respective accounts with the transfer agent.  This is called a "book-entry" system.

The Business of CCI.  The Company will retain its wholly-owned subsidiaries, Wireless Wisconsin, LLC, ICM, LLC and ICM, Inc.  The Company will license the WyQuote system from Wytec on a royalty-free basis for rural and other small markets, and sell carrier-class wireless Wi-Fi service to small businesses in those markets.  CCI plans to eventually be a source of financing for its and Wytec's customers, and for Wytec itself, as a profit-making service, to the extent it can raise capital for that purpose through ICM, LLC and ICM, Inc.  CCI will primarily be a marketing company, while Wytec plans to continue to build "diamond ring" backhaul transmission networks in major cities, and commercialize its LPN-16 technology for small cell Wi-Fi infrastructure to eventually support 5-G and mobile internet service capability throughout the United States.

The Business of Wytec.  Wytec designs, manufactures, and installs carrier-class wireless Wi-Fi networks, and provides carrier-class Wi-Fi service through other carriers' networks, too. It markets its services through its proprietary WyQuote system, designed to find the best service and pricing solutions for customers. Wytec currently owns five (5) patents related to local multipoint distribution service ("LMDS") operating on millimeter wave spectrum. Wytec utilizes point to point millimeter wave technology in conjunction with point to multi-point 5 GHz radios to achieve its initial backhaul design.  Wytec plans to offer its backhaul design, called the "Diamond Ring," initially in 30 markets in the United States (three markets of which are already built) for commercial and enterprise data transport services as well as for the extension of its "small cell" infrastructure called the "LPN-16."  Wytec has a provisional patent application pending for its LPN-16 proprietary technology.  In March 2015, Wytec filed an International Patent Cooperation Treaty ("PCT") application to expand its patent protection rights in multiple countries outside the United States.

No Dissenter's Rights.  Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to this dividend subsidiary spin-off, and we will not independently provide our shareholders with any such right.

U.S. Federal Income Tax Consequences.  You are urged to consult a tax advisor to determine the particular tax consequences of the Spin-Off to you, including the effect of any federal, state, local and any other tax laws.  See "Risk Factors Relating to the Distribution."

Financial and Other Information.  The following documents, filed by us with the SEC, are incorporated herein by reference:

  Our Annual Report filed on Form 10-K, filed with the SEC on March 30, 2016, for the fiscal year ended December 31, 2015;

  Our Quarterly Report filed on Form 10-Q with the SEC on May 12, 2016, for the three-month period ended March 31, 2016; and

  Our Quarterly Report filed on Form 10-Q with the SEC on August 12, 2016, for the six-month period ended June 30, 2016.

  Our Quarterly Report filed on Form 10-Q with the SEC on November 14, 2016, for the nine month period ended September 30, 2016.

Any statement contained in a document incorporated or deemed to be incorporated in this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom an Information Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Company at 19206 Huebner Road, Suite 202, San Antonio, Texas 78258.

Pro-Forma Financial Information.  CCI and Subsidiaries, Consolidated and Pro-Forma Consolidated Balance Sheets (Unaudited), showing CCI as it exists on September 30, 2016, and as it would look on September 30, 2016 on a pro forma basis if the Distribution were effected on that date:

	September 30,	Effects of	Post
	2016	Dividend	Dividend
	(Unaudited)	Spin-Off(1)	Spin-Off
Assets

Current assets:
Cash	$2,920,024	$(2,915,708)	$4,316
Accounts receivable, net	8,215	(3,903)	4,312
Prepaid expense	1,183	(600)	583
Total current assets	2,929,422	(2,920,211)	9,211

Property and equipment, net	692,429	(666,250)	26,179

Other assets:
Construction in process	357,890	(357,890)	-
Deposits and other assets	43,155	(1,465)	41,690
	401,045	(359,355)	41,690

Total assets	$4,022,896	$(3,945,816)	$77,080

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$63,311	$(33,682)	$29,629
Accrued expenses	30,146	(9,881)	20,265
Deferred revenues, net of commissions	2,210,000	(2,210,000)	-
Related party payable	-	56,996	56,996
Stock subscriptions payable	765,000	(765,000)	-
Convertible debentures	5,000	-	5,000
Total current liabilities	3,073,457	(2,961,567)	111,890

Total liabilities	3,073,457	(2,961,567)	111,890

Stockholders' (deficit):
Controlling interest:
Preferred stock, $0.001 par value 100,000,000 shares authorized:
Class A convertible, no shares issued and outstanding	-	-	-
with no liquidation value
Class B convertible, 1,495,436 shares issued and	1,495	-	1,495
outstanding with no liquidation value
Class C convertible, 1,000,000 shares issued and	1,000	-	1,000
outstanding with no liquidation value
Class D convertible, 100,000 shares issued and	100	-	100
outstanding with no liquidation value
Common stock, $0.001 par value, 500,000,000 shares	337,164	-	337,164
authorized, 337,167,991 shares issued and 333,054,768
share and 334,410,828 shares outstanding at September
30, 2016 and December 31, 2015
Additional paid-in capital	6,141,638	-	6,141,638
Accumulated (deficit)	(19,250,530)	12,842,541	(6,407,989)
Treasury Stock, at cost, 4,113,223 shares and 2,757,163
shares at September 30, 2016 and December 31, 2015,	(108,218)	`-	(108,218)
respectively
Noncontrolling interest	13,826,790	(13,826,790)	-
Total stockholders' (deficit)	949,439	(984,249)	(34,810)

Total liabilities and stockholders' (deficit)	$4,022,896	$(3,945,816)	$77,080

  The unaudited pro forma condensed balance sheet is derived from the September 30, 2016 condensed balance sheets of CCI and Wytec.  The pro forma presentation represents the effect of the proposed Distribution of all Wytec Common Stock and Warrants owned by CCI to the shareholders of CCI.  The resulting "Post Dividend Spin-Off" presents the pro forma balance sheet of CCI after the Distribution of the Wytec shares of Common Stock and Warrants as if the Distribution had occurred on September 30, 2016.  Includes the effect of the acquisition of Capaciti Networks, Inc. by Wytec from CCI, which occurred on November 17, 2016 and the issuance of 1,731,104 common stock purchase warrants to CCI, which occurred on October 17, 2016.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the names of our executive officers and directors and all persons known by us to beneficially own 5% or more of the issued and outstanding common stock of Competitive Companies, Inc. at October 26, 2016.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of October 26, 2016 are deemed outstanding even if they have not actually been exercised.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  The percentage ownership of each beneficial owner is based on 332,752,068 outstanding shares of common stock as of October 26, 2016.  Except as otherwise listed below, the address of each person is c/o Competitive Companies, Inc., 19206 Huebner Road, Suite 202, San Antonio, Texas 78258.  Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name as of October 26, 2016.

Name, Title, and Address of Stockholder	Number of Shares Beneficially Owned (1)	Percentage Ownership

William H. Gray, Chief Executive Officer and Chairman	9,740,000 (2)	2.86% (2)(3)

Angus Davis, Director	3,316,342	1.00% (3)

All Current Directors and	13,056,342 (2)	3.83% (2)(3)
Executive Officers as a Group (2 persons)

*Indicates beneficial ownership of less than one percent.

  Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.  The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options, and is calculated as of October 26, 2016.

  Includes 8,000,000 outstanding stock options to purchase 8,000,000 shares of the Company's common stock which are exercisable at an exercise price of $0.025 per share within 60 days of October 26, 2016.  Does not include 2,000,000 stock options to purchase 2,000,000 shares of the Company's common stock at an exercise price of $0.025 that are not exercisable within 60 days of October 26, 2016.  Does not include 87,571,429 unvested warrants to purchase 87,571,429 shares of the Company's common stock at an exercise price of $0.025 per share that are not exercisable within 60 days of October 26, 2016.  Does not include 100,000 shares of our Series D Preferred Stock issued to Mr. Gray on August 15, 2013.  The shares were issued as $100 in compensation expense.  The Series D Preferred Stock has the equivalent of 51% of all outstanding votes.  The Series D Preferred Stock is not convertible into the Company's common stock and has no rights to dividends and virtually no rights to liquidation preference.  The liquidation preference of each share of the Series D Preferred Stock is its par value, $0.001 per share.

  Does not reflect the voting power that Mr. Gray has by virtue of his ownership of 100,000 shares of Series D Preferred Stock conferring upon him the right to vote the equivalent of 51% of all outstanding voting power.

Executive Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officer identified in the Summary Compensation Table ("Named Executive Officer"), and executive officers that we may hire in the future.  As more fully described below, our board of directors makes all decisions for the total direct compensation of our executive officers, including William H. Gray, our Named Executive Officer.  We do not have a compensation committee, so all decisions with respect to management compensation are made by the whole board.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance.  Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance in the future, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, and each executive's total compensation package.  We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary and incentive compensation.

We expect to grow and hire additional executives in the future.  Our Named Executive Officer has been with us since 2009 and his compensation has basically been static with some fluctuation, based primarily on the level at which we can afford to retain him and his responsibilities and individual contributions.  To date, we have not applied a formal compensation program to determine the compensation of the Named Executives Officer and executive officers that we may hire in the future.  In the future, as we and our management team expand, our board of directors expects to add independent members, form a compensation committee comprised of independent directors, and apply the compensation philosophy and policies described in this section of the Form 10-K.

The primary purpose of the compensation and benefits described below is to attract, retain, and motivate highly talented individuals when we do hire, who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace.  Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of the board of directors.  The following is a brief description of the key elements of our planned executive compensation structure.

  Base salary and benefits are designed to attract and retain employees over time.

  Incentive compensation awards are designed to focus employees on the business objectives for a particular year.

  Equity incentive awards, such as stock options and non-vested stock, focus executives' efforts on the behaviors within the recipients' control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

  Severance and change in control plans are designed to facilitate a company's ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.  We currently have not given separation benefits to our Name Executive Officer.

Benchmarking

We have not yet adopted benchmarking but may do so in the future.  When making compensation decisions, our board of directors may compare each element of compensation paid to our Name Executive Officer against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies.  Our board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation as each executive officer's compensation relative to the benchmark varies based on scope of responsibility and time in the position.  We have not yet formally established our peer group for this purpose.

The Elements of Our Compensation Program

Base Salary.  Executive officer base salaries are based on job responsibilities and individual contribution.  The board reviews the base salaries of our executive officers, including our Named Executive Officer, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise.  As of September 30, 2016, our Named Executive Officer does not have an employment agreement with us, and remains employed without a formal agreement.  The Company has an "at will" employment agreement with Angus Davis. Additional factors reviewed by the board of directors in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance.  For the year ended December 31, 2015, all executive officer base salary decisions were approved by the board of directors.

Our board of directors determines base salaries for our executive officers, including the Named Executive Officer, at the beginning of each fiscal year, and the board proposes new base salary amounts, if appropriate, based on its evaluation of individual performance and expected future contributions.  We do not have a 401(k) Plan, but if we adopt one in the future, base salary would be the only element of compensation that would be used in determining the amount of contributions permitted under the 401(k) Plan.

Incentive Compensation Awards.  The Named Executive Officer has not been paid a bonus since 2014 and our board of directors has not yet established a formal compensation policy for the determination of bonuses.  If our revenue grows and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officer and other officers of the Company: (1) the growth in our revenue, (2) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted ("EBITDA"), and (3) our stock price.  The board has not adopted specific performance goals and target bonus amounts for any of our fiscal years, but may do so in the future.

Equity Incentive Awards.  Our board has adopted an equity incentive plan.  Stock options have been granted to our Named Executive Officer, and certain other employees.  In the future we plan to grant stock options and make restricted stock awards to members of management, which would not be assignable during the executive's life, except for certain gifts to family members or trusts that benefit family members.  These equity incentive awards, we believe, would motivate our employees to work to improve our business and stock price performance, thereby further linking the interests of our senior management and our stockholders.  The board will consider several factors in determining whether awards are granted to an executive officer, including those previously described, as well as the executive's position, his or her performance and responsibilities, and the amount of options or other awards, if any, currently held by the officer and their vesting schedule.  Our policy will prohibit backdating options or granting them retroactively.

Benefits and Prerequisites.  At this stage of our business we have limited benefits and no prerequisites for our employees other than health insurance and vacation benefits that are generally comparable to those offered by other small private and public companies or as may be required by applicable state employment laws.  We do not have a 401(k) Plan or any other retirement plan for our Named Executive Officer or for executive officers that we may hire in the future.  We may adopt these plans and confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

Separation and Change in Control Arrangements.  We do not have any employment agreements with any executive officer or employee of the Company except for an "at will" agreement with Angus Davis, which expired on July 20, 2015.  None of them are eligible for specific benefits or payments if their employment or engagement terminates in a separation or if there is a change of control.

Executive Officer Compensation

The following table sets forth the total compensation paid in all forms to the executive officers and directors of Competitive Companies, Inc. during the periods indicated:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards ($)	All Other Compensation	Total

William Gray, Chief Executive Officer, President, Chief Financial Officer and Corporate Secretary(1)	2015 2014	$90.309 $128,400	-0- $15,000	-0- -0-	-0- -0-	$85,000 $22.087	$175,309 $165,487

Angus Davis, Chief Strategy Officer of Wytec (2)	2015 2014	$88,002 $80,250	-0- -0-	-0- -0-	-0- -0-	$1,707 $1,812	$89,709 $82,062

Tina Bagley, Former Corporate Secretary (3)	2015 2014	$93,997 $85,867	-0- -0-	-0- -0-	-0- -0-	$1,724 $1,797	$95,721 $87,664

Robert Merola, Former Chief Technical Officer of Wytec (4)	2015 2104	$96,207 $125,190	-0- $15,000	-0- -0-	-0- -0-	$6,742 $2,308	$102,949 $142,498

  Mr. Gray was appointed as Chief Executive Officer on February 10, 2009. Commencing August 1, 2010, Mr. Gray began to receive annual compensation of $120,000 and an automobile allowance of $500 per month. Mr. Gray was entitled to be issued shares of our common stock pursuant to the acquisition by the Company from him of new businesses on April 2, 2009.  On February 11, 2010, 3,000,000 of those shares were issued, of which Mr. Gray subsequently exchanged 500,000 shares in a private transaction. The remaining 542,871 shares were issued on June 30, 2010.  The shares were not issued as compensation expense.  On or about August 15, 2013, Mr. Gray was issued 100,000 shares of the Company's Series D Preferred Stock.  The shares were issued as $100 in compensation expense.  On April 17, 2014, Mr. Gray was granted 10,000,000 stock options to purchase 10,000,000 shares of the Company's common stock, exercisable on a cash or cashless basis at $0.025 per share on a three year vesting schedule, expiring on April 17, 2019.  On April 17, 2014, Mr. Gray was also issued 90,000,000 warrants to purchase 90,000,000 shares of the Company's common stock, exercisable on a cash or cashless basis at $0.025 per share, vesting only upon the achievement of certain milestones by the Company. During 2015, the Company repurchased 2,428,571 of the 90,000,000 unvested warrants in exchange for $51,000, and as of December 31, 2015, only 87,571,429 of the original unvested warrants remain.

  On January 28, 2014, Mr. Angus Davis was appointed as the chief strategy officer of Wytec.  Mr. Davis receives an annual salary of $80,250, owns 4,650,000 shares of the Company's common stock, and was issued 1,000,000 stock options to purchase 1,000,000 shares of the Company's common stock on October 10, 2012.  The stock options are exercisable at an exercise price of $0.01 per share until July 20, 2016 and vest according to the following schedule: 500,000 on July 20, 2013, 250,000 on July 20, 2014, and then 250,000 on July 20, 2015.  These stock options expired on July 20, 2016.

  On April 4, 2014, Ms. Tina Bagley was appointed as the corporate secretary of the Company and Wytec.  Ms. Bagley receives an annual salary of $85,867, owns 4,500,000 shares of the Company's common stock and was granted 1,000,000 stock options to purchase 1,000,000 shares of the Company's common stock on October 10, 2012.  The stock options are exercisable at an exercise price of $0.01 per share until March 19, 2016 and vest according to the following schedule: 500,000 on March 19, 2013, 250,000 on March 19, 2014, and then 250,000 on March 19, 2015.  Ms. Bagley resigned her positions as the corporate secretary and a director of the Company and Wytec, effective November 1, 2015.  Since November 1, 2015, she has been the vice president of operations of the Company.

  On January 28, 2014, Mr. Robert Merola was appointed as the chief technical officer of Wytec.  Mr. Merola received an annual salary of $125,190, owns 3,390,000 shares of the Company's common stock, and was issued 1,000,000 stock options to purchase 1,000,000 shares of the Company's common stock on October 10, 2012.  Mr. Merola resigned his positions as the chief technical officer and a director of Wytec and as a director of the Company, effective August 25, 2015.  He is no longer employed with the Company and his stock options expired on November 25, 2015.

Although discretionary bonuses have been granted as indicated on the table, our board of directors has not yet established a formal compensation policy for the determination of bonuses.

Employment Agreements

We have not entered into any employment agreements with our Named Executive Officer to date, but we do have "at-will" employment agreements with certain of our employees.  We may enter into an employment agreement with our Named Executive Officer in the future.

Outstanding Equity Awards at Fiscal Year End

On August 20, 2013, we issued 100,000 shares of our Series D Preferred Stock to our chief executive officer.  The shares were issued as $100 in compensation expense. Each share of Series D Preferred Stock has a par value of $0.001.  The outstanding Series D Preferred Stock is nontransferable and has the equivalent of 51% of the total outstanding voting power of the Company's shareholders.  The Series D Preferred Stock is not convertible into the Company's common stock and has no rights to dividends and virtually no rights to liquidation preference. The liquidation preference of each share of the Series D Preferred Stock is its par value.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

William Gray, Chief Executive Officer , President, Chief Financial Officer and Corporate Secretary	8,000,000	2,000,000	$0.025	April 17, 2019

Angus Davis, Chief Strategy Officer of Wytec	1,000,000	-0-	$0.01	July 20, 2016

Tina Bagley, Former Corporate Secretary	1,000,000	-0-	$0.01	March 19, 2016

Robert Merola, Former Chief Technical Officer of Wytec	-0-	-0-	N/A	N/A

Option Awards

During the year ended December 31, 2015, we did not grant any stock options or other equity awards to our officers or directors.

Option Exercises and Stock Vested

None of our executive officers exercised any stock options or acquired stock through vesting of an equity award during the fiscal year ended December 31, 2015.

Director Compensation

As a result of having limited resources during most of 2015, we did not provide compensation to our board of directors.

Additional Information

Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports.  Copies of the Company's Form 10-K for its fiscal year ending December 31, 2015 as well as the Company's Form 10-Q for the quarters ending March 31, 2016, June 30, 2016, and September 30, 2016 are available upon request to: William H. Gray, Chief Executive Officer, Competitive Companies, Inc., 19206 Huebner Road, Suite 202, San Antonio, Texas 78258.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO WILLIAM H. GRAY, CHIEF EXECUTIVE OFFICER OF THE COMPANY, AT COMPETITIVE COMPANIES, INC., 19206 HUEBNER ROAD, SUITE 202, SAN ANTONIO, TEXAS 78258, TELEPHONE (210) 233-8980.  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.